Exhibit 99.1

GAMESQUARE ANNOUNCES COMPLETION OF FAZE CLAN ACQUISITION

●	Becomes One of the Largest Gaming and Esports Organizations Based on Audience Reach
●	Increased Scale and Expanded Capabilities Creates Next Generation Media Company Positioned to Drive Compelling Outcomes for Creators and Maximize Brand Partners’ Return on Investment
●	GameSquare Strengthens Balance Sheet with $10 Million PIPE and Recently Announced Non-Core Asset Sales
●	Returns FaZe Clan’s founders: FaZe Banks, FaZe Temperrr, and FaZe Apex to lead the brand and reestablish authenticity

FRISCO, TX AND LOS ANGELES, CA / ACCESSWIRE / March 8, 2024 / GameSquare Holdings, Inc. (NASDAQ:GAME) (TSXV:GAME), (“GameSquare”, or the “Company”), and FaZe Holdings Inc. (NASDAQ:FAZE) (“FaZe”), today announced the completion of GameSquare’s merger with FaZe that was originally announced on October 20, 2023. As a result of the merger, and effective as of the close of trading on March 8, 2024, FaZe’s common stock (NASDAQ:FAZE) and FaZe warrants (NASDAQ:FAZEW) will cease trading.

As a combined company, GameSquare has become one of the largest gaming and esports organizations in the world based on the Company’s audience reach of one billion. In addition, the Company is focused on revolutionizing the way brands and game publishers connect with hard-to-reach Gen Z, Gen Alpha, and Millennial audiences through a purpose-built next generation media platform that includes award winning marketing and creative services, data and analytics solutions, and Faze Clan, one of the most prominent and influential gaming organizations in the world.

Justin Kenna, CEO of GameSquare stated, “On behalf of everyone at GameSquare and FaZe, we are thrilled to announce the successful culmination of our merger, marking a significant milestone in our journey to revolutionize the gaming and media landscape. This strategic alliance strengthens our position across global industries, amplifies our ability to connect brands with elusive and influential youth audiences, and unlocks even more opportunities to support our partners with cutting-edge technology. Together, we will seek to redefine the future of esports and gaming by leveraging our combined expertise to pursue opportunities for growth and innovation. Our commitment remains unwavering as we aim to lead the way in shaping the ever-evolving intersection of gaming, media, and brand engagement.”

“We are excited to complete the merger with GameSquare as together we have created a leading organization focused on gaming and youth culture,” stated Paul Hamilton Director of FaZe. “On behalf of everyone at FaZe we are excited by the opportunities we are pursuing together to create value for our shareholders.”

Throughout 2023, FaZe has been focused on reducing costs and driving efficiencies. As a result, FaZe removed approximately $31 million of annualized operating costs in the 2023 third quarter compared to the 2022 fourth quarter. FaZe expects to remove approximately $15 million of additional annualized costs during 2024.

Mr. Kenna continued, “The combination of GameSquare and FaZe strengthens our go-forward competitive advantage in a fluid advertising and esports market – especially as brands continue taking a more focused approach allocating ad dollars. Despite the short-term impact of these market trends on our results, we are confident that our purpose-built platform supports compelling growth opportunities in 2024 and beyond. In addition, we are committed to reducing costs, enhancing gross margin, and creating a profitable enterprise. We are excited by GameSquare’s trajectory. Our highly committed teams reflect a unique blend of young internet natives alongside seasoned business leaders that are committed to creating value for global gaming fans, youth audiences, and our brand partners. As a result, we expect 2024 will be a transformational year for GameSquare and our shareholders.”

Driving Engagement Through Leading, End-to-End Capabilities

Combined, GameSquare and FaZe have created a next generation media company that connects global brands with hard-to-reach audiences, which enhances GameSquare’s growth potential by increasing brand opportunities across the Company’s combined product offerings. As a result of the merger, GameSquare has an engaged global fanbase and an audience reach of over 1 billion across its media network and roster of creators, with a core focus on 13 - 34 -year-old audiences and supported by over 100 personalities.

The Company’s innovative platform includes: award-winning marketing and media services; FaZe’s top ranked esports franchises; cutting-edge creative services, including traditional production and emerging world-building experiences; and data and technology capabilities dedicated to global gaming and influencer markets. The combined company will benefit from some of the biggest names in gaming culture with a roster of talent including Ninja, TimTheTatman, Max Holloway, Trevon Diggs, FaZe Banks, FaZe Temperrr, FaZe Apex, FaZe Nickmercs, FaZe Rug, FaZe Swagg and many more. In addition, management believes there are significant revenue synergies and recurring revenue opportunities going forward, as GameSquare drives value to dozens of leading global brand partners including Porsche, Nike, Jack in the Box, Xfinity, Miller Lite, and GHOST.

Private Placement

The Company also closed its non-brokered private placement, initially announced on October 20, 2023, of units (the “Private Placement”), comprised of shares of common stock and warrants, as described in the Company’s proxy circular for the special meeting. Pursuant to the Private Placement, a total of 7,194,244 units of the Company were issued at a price of US$1.39 per unit, for gross proceeds of US$10 million. Each unit consists of one common share of the Company and 0.15 of a common share purchase warrant of the Company, resulting in a total of 1,079,136 warrants being issued. Each whole warrant is exercisable for one common share at an exercise price of US$1.55 per warrant for a period of five years from the closing date of the Private Placement.

The shares of common stock issued pursuant to the Private Placement are subject to a four month hold period under Canadian securities laws expiring four months following the closing date for the Private Placement. The shares of common stock issued pursuant to the Private Placement will not be registered under the Securities Act of 1933, as amended, or any U.S. state securities laws, and will be sold pursuant to Regulation D of the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable U.S. state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this Private Placement.

The Company had previously entered into a backstop agreement (the “Backstop Agreement”) with Goff Jones Strategic Partners, LLC (formerly known as Goff & Jones Lending Co, LLC) (“Goff Jones”) to purchase common stock to ensure the Private Placement was fully subscribed. The Backstop Agreement was originally announced on October 20, 2023. A total of US$6,000,000 was issued to Goff Jones in connection with the Backstop Agreement.

The Private Placement constituted a related party transaction pursuant to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) as a result of the participation of certain insiders pursuant to the Backstop Agreement and otherwise. The Company was exempt from seeking a formal valuation pursuant to Section 5.5(c) of MI 61-101. The Private Placement received the requisite minority approval at the special meeting in accordance with MI 61-101.

Net proceeds of the Private Placement will be used to support the FaZe merger, other growth initiatives and general corporate purposes.

Re-Domestication

As part of the transaction and as previously announced by the Company and approved at the recent special meeting of shareholders of GameSquare, the Company completed a re-domestication of the Company from British Columbia to Delaware.

Shares Outstanding:

As a result of the FaZe merger and Private Placement, there will be approximately 30.3 million common shares outstanding. Using GameSquare’s March 6, 2024, closing price of US$1.55, the proforma market capitalization of the Company amounts to approximately US$47 million.

Inducement Awards

In connection with the acquisition of FaZe, an aggregate of 909,490 RSUs will be issued to three of the founders of FaZe, representing a total of 3% of the issued and outstanding shares of common stock of the Company, all as further described in the proxy circular for the special meeting.

Advisors

Oak Hills Securities, Inc. served as GameSquare’s exclusive financial advisor and BakerHostetler and Blake, Cassels & Graydon LLP are its legal advisors. FaZe’s legal advisor is Sullivan & Triggs, LLP. Current Capital Securities LLC rendered a fairness opinion to the Board of Directors of FaZe in connection with the transaction.

About GameSquare Holdings, Inc.

GameSquare’s (NASDAQ:GAME) (TSXV:GAME) mission is to revolutionize the way brands and game publishers connect with hard-to-reach Gen Z, Gen Alpha, and Millennial audiences. Our next generation media, entertainment, and technology capabilities drive compelling outcomes for creators and maximize our brand partners’ return on investment. Through our purpose-built platform, we provide award winning marketing and creative services, offer leading data and analytics solutions, and amplify awareness through FaZe Clan, one of the most prominent and influential gaming organizations in the world. With an audience reach of 1 billion digitally native consumers across our media network and roster of creators, we are reshaping the landscape of digital media and immersive entertainment. GameSquare’s largest investors are Dallas Cowboys owner Jerry Jones and the Goff family.

To learn more, visit www.gamesquare.com.

About FaZe Clan

FaZe Clan is one of the most prominent and influential gaming organizations in the world. Created by gamers, for gamers, FaZe began in 2010 by a group of internet kids who turned their passion into a successful career path and formed a die-hard community along the way. Today, FaZe Clan represents a vast roster of creators who aim to inspire the next generation in making their dreams a reality.

FaZe Clan operates across multiple verticals designed to reimagine gaming, sports, culture and entertainment. FaZe Clan has partnered with blue-chip brands such as Porsche, GHOST® and McDonald’s, and record-breaking fashion and lifestyle collaborations featuring Nike, Takashi Murakami, Lyrical Lemonade and more - all centered around its top-tier talent collective with gaming rooted at the core. Reaching hundreds of millions of followers across social platforms globally, FaZe Clan’s roster consists of world-class gamers, streamers, content creators and esports professionals known for delivering disruptive, original content, and its gaming division houses 10+ competitive esports teams.

The content of any website referenced or hyperlinked in this communication is neither incorporated into, nor part of, this communication. For more information about FaZe Clan, visit www.fazeclan.com, and follow FaZe Clan on Twitter, Instagram, YouTube, TikTok, and Twitch.

Early Warning Reporting

The following disclosure is provided pursuant to National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues in connection with the requirements related to the filing of an early warning report.

In accordance with the Backstop Agreement and concurrently with completion of the merger, Goff Jones subscribed for and purchased an aggregate of 4,316,546 units of GameSquare for a purchase price of US$1.39 per share and an aggregate purchase price of US$6,000,000, which units consisted of an aggregate of 4,316,546 shares of common stock of GameSquare (each, a “GameSquare Share”)_and 647,482 common share purchase warrants of GameSquare Shares (each, a “Warrant”), pursuant to a subscription agreement dated March 4, 2024.

Goff Jones is a limited liability company organized under the laws of the State of Delaware. The principal office address of Goff Jones is 500 Commerce St., Suite 700, Fort Worth, Texas 76102. In connection with Goff Jones’ participation in the Private Placement, each of John Goff and Blue & Silver Ventures, Ltd. (“Blue & Silver”), through entities under their respective control or direction, as applicable, acquired ownership or control or direction, over 4,316,546 GameSquare Shares and 647,482 Warrants. The GameSquare Shares and Warrants subscribed for by Goff Jones in accordance with the Private Placement were acquired for investment purposes.

Immediately prior to the completion of the Private Placement, Mr. John Goff owned, or had control or direction over, an aggregate of 1,378,624 GameSquare Shares, representing approximately 10.6% of the outstanding GameSquare Shares, and 81,754 Warrants (representing approximately 11.2% of the outstanding GameSquare Shares on a partially-diluted basis, assuming the exercise of the Warrants over which Mr. John Goff owns, or over which he has control or direction). Following the acquisition of the GameSquare Shares and Warrants in accordance with the Private Placement and the completion of the merger, Mr. John Goff owned, or had control or direction over, an aggregate of 5,695,170 GameSquare Shares, representing approximately 18.8% of the outstanding GameSquare Shares following completion of the merger, and 729,236 Warrants (representing approximately 21.2% of the outstanding GameSquare Shares on a partially-diluted basis, assuming the exercise of the Warrants over which Mr. John Goff owns, or over which he has control or direction). In accordance with applicable laws, Mr. Goff may from time to time and at any time, directly or otherwise, increase or decrease his ownership of GameSquare Shares and Mr. Goff reserves the right to acquire or dispose of any or all of its securities in accordance with applicable securities laws depending on market conditions, the business and prospects of GameSquare and other factors it may consider relevant. Mr. Goff is located at 500 Commerce St., Suite 700, Fort Worth, Texas 76102, United States.

Immediately prior to the completion of the Private Placement, Blue & Silver owned, or had control or direction over, an aggregate of 1,477,372 GameSquare Shares, representing approximately 11.4% of the outstanding GameSquare Shares, 2,065 options exercisable into GameSquare Shares (each, an “Option”) and 82,116 Warrants (representing approximately 11.9% of the outstanding GameSquare Shares on a partially-diluted basis, assuming the exercise or settlement, as applicable, of the Options, RSUs and Warrants over which Blue & Silver owns, or over which it has control or direction). Following the acquisition of the GameSquare Shares and Warrants in accordance with the Private Placement and the completion of the merger, Blue & Silver owned, or had control or direction over, an aggregate of 5,793,918 GameSquare Shares, representing approximately 18.9% of the outstanding GameSquare Shares following completion of the merger, 2,065 Options and 513,771 Warrants (representing approximately 20.3% of the outstanding GameSquare Shares on a partially-diluted basis, assuming the exercise or settlement, as applicable, of the Options, RSUs and Warrants over which Blue & Silver owns, or over which it has control or direction). In accordance with applicable laws, Blue & Silver may from time to time and at any time, directly or otherwise, increase or decrease is ownership of GameSquare and Blue & Silver reserves the right to acquire or dispose of any or all of its securities in accordance with applicable securities laws depending on market conditions, the business and prospects of GameSquare and other factors it may consider relevant. Blue & Silver is located at One Cowboys Way, Suite 100, Frisco, Texas 75034, United States.

Each of John Goff and Blue & Silver will file an early-warning report in respect of the foregoing under GameSquare’s profile on SEDAR+ at www.sedar+.ca.

FORWARD LOOKING STATEMENTS:

The information in this communication includes “forward-looking statements” and “forward-looking information” within the meaning of United States and Canadian securities laws (forward-looking statements and forward-looking information being collectively referred to as “forward-looking statements”) that are based on expectations, estimates and projections as at the date hereof. This forward-looking information includes, but is not limited to, statements and information concerning future events or, following the merger with FaZe, the future financial or operating performance of GameSquare and FaZe (collectively, the “Combined Company”), plans and expectations regarding synergies of the Combined Company, potential cost savings expected with regards to the Combined Company, and the Combined Company’s ability to realize the expected benefits of the merger. The forward-looking information concerning the expected annualized operating expense savings of FaZe to be realized in 2024 consists of anticipated savings primarily driven by reductions in headcount, operating overhead, including facilities and other infrastructure costs, and corporate expenses directly related to FaZe ceasing to be a standalone publicly traded company. This information is derived by forecasting operating expenses by headcount and vendor and removing costs associated with headcount and vendors we have eliminated or plan to eliminate. In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “should,” “will,” “would,” “future,” “propose,” “predict,” “potential,” “continue,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

The forward-looking statements are based on the current expectations of the management of GameSquare and/or FaZe, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. You should not place undue reliance on these forward-looking statements. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the Securities and Exchange Commission (the “SEC”) or on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR+”) by GameSquare and FaZe. A more fulsome discussion of the risks related to the transaction is included in the proxy statement filed by GameSquare on SEDAR+ on February 1, 2024.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the transaction, GameSquare has filed with the SEC a registration statement on Form F-4 that includes a proxy statement of FaZe and that also constitutes a prospectus with respect to shares of GameSquare’s common stock to be issued in the transaction (as amended and/or supplemented, the “proxy statement/prospectus”). Each of GameSquare and FaZe may also file other relevant documents with the SEC regarding the transaction. This communication is not a substitute for the proxy statement/prospectus or any other document that GameSquare or FaZe may file with the SEC. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about GameSquare, FaZe and the transaction, through the website maintained by the SEC at www.sec.gov.

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com